Exhibit 1.1

EXECUTION COPY

Syngenta Finance N.V.
$750,000,000

3.125% Notes due March 28, 2022

4.375% Notes due March 28, 2042

Fully and Unconditionally Guaranteed by

Syngenta AG

UNDERWRITING AGREEMENT
March 21, 2012

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Agreement

March 21, 2012
CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, NY 10013

MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED
One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

Introductory.  Syngenta Finance N.V., a limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, and with corporate seat in Amsterdam, The Netherlands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Company’s 3.125% Notes due March 28, 2022 (the “2022 Notes”) and $250,000,000 aggregate principal amount of the Company’s 4.375% Notes due March 28, 2042 (the “2042 Notes”) (the 2022 Notes and the 2042 Notes together, the “Notes”).  The Notes will be fully and unconditionally guaranteed by Syngenta AG, a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland (the “Guarantor”), as to payment of principal and interest (the “Guarantees”).  Citigroup Global Markets Inc. (“Citigroup”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) have agreed to act as Underwriters (the “Underwriters”) in connection with the offering and sale of the Notes.

The Notes and the Guarantees will be issued pursuant to an indenture, dated as of March 28, 2012 (the “Base Indenture”), between the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”).  Certain terms of the Notes will be established pursuant to an Officer’s Certificate to the Base Indenture (together with the Base Indenture, the “Indenture”).  The Notes and the Guarantees will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Guarantor, the Trustee and the Depositary.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 178015), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes and the Guarantees under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with

Rule 415 under the Securities Act.  Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto.  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act prior to 8:09 p.m. London time on March 21, 2012 (the “Initial Sale Time”).  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

           Each of the Company and the Guarantor hereby confirms its agreements with the Underwriters as follows:

           Section 1.  Representations and Warranties of the Company and the Guarantor

           Each of the Company and the Guarantor hereby jointly and severally represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a)           Compliance with Registration Requirements.  Each of the Company and the Guarantor meets the requirements for use of Form F-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of each of the Company’s and the Guarantor’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company and the Guarantor in writing by any of the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b)           Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated March 21, 2012, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

c)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d)           The Guarantor is a Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes or the Guarantees in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Guarantor was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and neither the Company nor the Guarantor has otherwise ceased to be eligible to use the automatic shelf registration form.

e)           Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), each of the Company and the Guarantor was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that each of the Company and the Guarantor be considered an Ineligible Issuer.

f)           Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes and the Guarantees under this Agreement or until any earlier date that the Company or the Guarantor notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company or the Guarantor has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

g)           Distribution of Offering Material By the Company and the Guarantor.  Each of the Company and the Guarantor has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Underwriters and listed on Annex II hereto (each an, “Additional Written Communication”).  Each such Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Additional Written Communication based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

h)           No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

j)           Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, and at the Closing Date will have been duly executed and delivered by each of the Company and the Guarantor and will constitute a valid and binding agreement of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

k)           Authorization of the Notes.  The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

l)           Authorization of the Guarantees.  The Guarantees are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Guarantor and, when the Notes have been authenticated in the manner provided for in the Indenture and duly endorsed, will constitute a valid and binding obligation of the Guarantor, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

m)           Description of the Notes, the Guarantees and the Indenture.  The Notes, the Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

n)           Accuracy of Statements.  The statements in each of the Disclosure Package and the Prospectus under the captions “Description of Notes”, “Description of Debt Securities and Guarantees” and “Taxation”,  in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

o)           No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Guarantor and the Guarantor’s subsidiaries, considered together as one entity (any such change is called a “Material Adverse Change”).

p)           Independent Accountants.  Ernst & Young AG, who have expressed their opinion with respect to the Guarantor’s audited financial statements for the fiscal years ended December 31, 2011, 2010 and 2009 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company and the Guarantor as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

q)           Preparation of the Financial Statements.  The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Guarantor and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements are required to be included in the Registration Statement.

r)           Incorporation and Good Standing of the Company, the Guarantor and the Guarantor’s Subsidiaries.  The Company is a limited liability company (naamloze vennootschap) organized under the laws of The Netherlands and the Guarantor is a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. Each of the Company and the Guarantor and the Guarantor’s significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X and as set forth in Schedule B to this Agreement, the “Significant Subsidiaries”) is a company duly incorporated and validly existing (and, if applicable, in good standing) under the laws of the jurisdiction of its incorporation, is not in liquidation or receivership and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of each of the Company and the Guarantor, to enter into and perform its obligations under this Agreement.  Each of the Company, the Guarantor and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and, if applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect (i) on the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Guarantor and its subsidiaries, considered together as one entity or (ii) the ability of each of the Company and the Guarantor to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture, the Notes and the Guarantees (each, a “Material Adverse Effect”).

s)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  None of the Company, the Guarantor or any of the Guarantor’s Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or the Guarantor or any of the Guarantor’s subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or the Guarantor or any of the Guarantor’s subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Guarantor or any of the Guarantor’s subsidiaries or any of their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate have a Material Adverse Effect.  Each of the Company’s and the Guarantor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the articles of incorporation, charter or by-laws of the Company, the Guarantor or any of the Guarantor’s subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor or any of the Guarantor’s Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Guarantor or any of the Guarantor’s Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Guarantor or any of the Guarantor’s subsidiaries or any of its or their properties except, with respect to clause (ii) only, for such breaches, Defaults or Debt Repayment Triggering Events as would not, individually or in the aggregate, have a Material Adverse Effect.   No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or the Guarantor’s execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as have been obtained or made by the Company and the Guarantor, as applicable, and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”).  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company or the Guarantor or any of the Guarantor’s Significant Subsidiaries, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Guarantor or any of the Guarantor’s Significant Subsidiaries.

t)           No Material Actions or Proceedings.  Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Guarantor’s knowledge, threatened against the Company or the Guarantor or any of the Guarantor’s subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

u)           Labor Matters.  No material dispute with the employees of the Guarantor or any of its subsidiaries exists, and the Guarantor is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, have a Material Adverse Effect.

v)           Intellectual Property Rights.  Except as set forth in the Disclosure Package and the Prospectus, the Guarantor or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Guarantor or its subsidiaries in, and material to, the conduct of the Guarantor’s or its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted except where the failure to possess such valid right would not have a Material Adverse Effect.  Except as set forth in the Disclosure Package and the Prospectus, there is no material infringement by third parties of any of the Guarantor’s or its subsidiaries’ Intellectual Property to the Guarantor’s knowledge, and there are no legal or governmental actions, suits, proceedings or claims pending or, to the best of the Guarantor’s knowledge, threatened, against the Guarantor (i) challenging the Guarantor’s or its subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Guarantor or its subsidiaries, or (iii) alleging that the operation of the Guarantor’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, except for such actions, suits, proceedings or claims against the Guarantor which, if determined adversely, would not, individually or in the aggregate, have a Material Adverse Effect.

w)           All Necessary Permits, etc.  The Company, the Guarantor and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Company, the Guarantor nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

x)           Title to Properties.  The Guarantor and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real property, equipment and personal property that are material to the respective businesses of the Guarantor and its subsidiaries, in each case free and clear of all security interests, mortgages, liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Guarantor and its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

y)           Tax Law Compliance.  Each of the Company and the Guarantor have filed all the required income tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a default to make such filings or payments would not, individually or in the aggregate, have a Material Adverse Effect.  The Guarantor has made appropriate provisions in the applicable financial statements referred to in Section 1(q) above in respect of all income taxes for all current or prior periods as to which the tax liability of the Guarantor or any of its Significant Subsidiaries has not been finally determined.

z)           Company and Guarantor Not Investment Companies.  Each of the Company and the Guarantor has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).  Each of the Company and the Guarantor is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

aa)           Insurance.  The Guarantor and its Significant Subsidiaries carry insurance covering their properties and assets, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which it is engaged to protect the Guarantor, its Significant Subsidiaries and their businesses.

bb)           No Price Stabilization or Manipulation.  Each of the Company and the Guarantor has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Notes.

cc)           Related Party Transactions.  There are no business relationships or related-party transactions involving the Company, the Guarantor or any subsidiary or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

dd)           No Conflict with Money Laundering Laws.  The operations of the Company, the Guarantor and the Guarantor’s subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of the Guarantor’s subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s or the Guarantor’s knowledge, threatened.

ee)           No Conflict with OFAC Laws.  None of the Company, the Guarantor nor any of the Guarantor’s subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or affiliate of the Company, the Guarantor or any of the Guarantor’s subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and each of the Company and the Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC.

ff)           Compliance with Environmental Laws.(a) The Guarantor and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Guarantor or any of its subsidiaries has received written notice, and no written notice by any person, entity or governmental authority, alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any hazardous or toxic substances or wastes, pollutants or contaminants at any location owned, leased or operated by the Guarantor or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Guarantor’s knowledge, threatened against the Guarantor or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Guarantor or any of its subsidiaries has retained or assumed either contractually or by operation of law (other than as disclosed in the Disclosure Package and the Prospectus), except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

gg)             Sarbanes-Oxley Compliance.  There is and has been no failure on the part of the Guarantor or any of the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

hh)           Internal Controls and Procedures.  The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

ii)           Disclosure Controls and Procedures.  The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

Any certificate signed by an officer of the Company or the Guarantor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Guarantor, as applicable, to each Underwriter as to the matters set forth therein.

Section 2.  Purchase, Sale and Delivery of the Notes and the related Guarantees.

a)      The Notes.  The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes and the related Guarantees upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes and the related Guarantees set forth opposite their names on Schedule A at a purchase price of 99.388% of the principal amount of the 2022 Notes and 98.959% of the principal amount of the 2042 Notes and in each case the related Guarantees, payable on the Closing Date.

b)      The Closing Date.  Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019 or 25 Basinghall Street, London EC2V 5HA, United Kingdom (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m., New York City time, on March 28, 2012, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c)      Public Offering of the Notes.  The Underwriters hereby advise the Company and the Guarantor that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Underwriters, in their sole judgment, have determined is advisable and practicable.

d)      Payment for the Notes.  Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Underwriters have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase.  The Underwriters may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Underwriters by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e)      Delivery of the Notes.  The Company shall deliver, or cause to be delivered, to the Underwriters for the accounts of the several Underwriters certificates for the Notes and the related Guarantees at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes and the related Guarantees shall be in such denominations and registered in such names and denominations as the Underwriters shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Underwriters may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.  Covenants of the Company and the Guarantor.

Each of the Company and the Guarantor covenants and agrees with each Underwriter as follows:

a)      Compliance with Securities Regulations and Commission Requests.  Each of the Company and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Underwriters, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  Each of the Company and the Guarantor will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  Each of the Company and the Guarantor will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b)      Filing of Amendments.  During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), each of the Company and the Guarantor will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

c)      Delivery of Registration Statements.  The Company or the Guarantor has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d)      Delivery of Prospectuses.  The Company or the Guarantor will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and each of the Company and the Guarantor hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company or the Guarantor will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  The Preliminary

Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e)      Continued Compliance with Securities Laws.  Each of the Company and the Guarantor will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes and the Guarantees as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company and the Guarantor will (1) notify the Underwriters of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company and the Guarantor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f)      Blue Sky Compliance.  Each of the Company and the Guarantor shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Notes and the Guarantees for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes and the Guarantees.  The Company and the Guarantor shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business.  The Company and the Guarantor will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes or the Guarantees for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantor shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g)      Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h)      Depositary.  The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

i)      Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

j)      Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, each of the Company and the Guarantor will not, without the prior written consent of the Underwriters (which consent may be withheld at the sole discretion of the Underwriters), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantor similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

k)      Final Term Sheet.  The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit D hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

l)      Permitted Free Writing Prospectuses.  Each of the Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Each of the Company and the Guarantor consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes and the Guarantees or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes and the Guarantees or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

m)      Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time during the Prospectus Delivery Period, either the Company or the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company or the Guarantor, as applicable, will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes and the Guarantees, in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Underwriters of such effectiveness.  Each of the Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Notes and the Guarantees to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

n)      Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

o)      No Manipulation of Price.  Each of the Company and the Guarantor will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Guarantor to facilitate the sale or resale of the Notes or the Guarantees.

The Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.  Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of counsel to the Company or the Guarantor, independent public or certified public accountants and other advisors to the Company or the Guarantor, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement, the Notes and the Guarantees, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriters, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Notes and the Guarantees, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Guarantees, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) the cost of publicity material and roadshow expenses including costs of travel and accommodation of the Company or the Guarantor’s employees in connection with the roadshow but excluding those costs relating to travel and accommodation of representatives of the Underwriters and (xi) all other reasonable fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section.  Except as provided in this Section 4 and  Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Notes and the Guarantees as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of each of the Company and the Guarantor set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by each of the Company and the Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

a)      Effectiveness of Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company or the Guarantor shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.  The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

b)      Accountants’ Comfort Letter.  On the date hereof, the Underwriters shall have received from Ernst & Young AG, independent registered public accountants for the Guarantor, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c)      Bring-down Comfort Letter.  On the Closing Date, the Underwriters shall have received from Ernst & Young AG, independent public or certified public accountants for the Guarantor, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d)      No Objection.  If the Registration Statement and/or the offering of the Notes and the Guarantees has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e)      No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)  there shall not have occurred any Material Adverse Change, and (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5, which is, in the case of clauses (i) or (ii), in the sole judgment of the Representatives so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes or the Guarantees as contemplated by the Prospectus; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company, the Guarantor or any of the Guarantor’s subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

f)      Opinion of United States Counsel for the Company and the Guarantor.  On the Closing Date, the Underwriters shall have received the favorable opinion of Davis Polk & Wardwell LLP, United States counsel for the Company and the Guarantor, dated as of such Closing Date, in form and substance satisfactory to the Underwriters.

g)      Opinion of Swiss Counsel for the Company and the Guarantor.  On the Closing Date, the Underwriters shall have received the favorable opinion of Homburger AG, Swiss counsel for the Company and the Guarantor, dated as of such Closing Date, in form and substance satisfactory to the Underwriters.

h)      Opinion of Dutch Counsel for the Company. On the Closing Date, the Underwriters shall have received the favorable opinion of De Brauw Blackstone Westbroek London B.V., Dutch counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to the Underwriters.

i)      Opinion of Counsel for the Underwriters.  On the Closing Date, the Underwriters shall have received the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

j)      Officers’ Certificate.  On the Closing Date, the Underwriters shall have received a written certificate executed by (x) the Secretary of the Company and (y) the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of the Guarantor and (z) the

Chief Financial Officer or Chief Accounting Officer of the Guarantor, dated as of such Closing Date, to the effect that:

(i)  neither the Company nor the Guarantor has received a stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii)  neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)  the representations, warranties and covenants of each of the Company and the Guarantor set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv)  each of the Company and the Guarantor has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

k)      Certificate of the Guarantor as to Constant Exchange Rate Financial Information and certain other information. The Guarantor shall have furnished to the Underwriters a certificate of the Guarantor, signed by the Chief Financial Officer of the Guarantor, dated the date hereof and the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters, relating to certain constant exchange rate and other financial information incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus as well as monthly trading results.

l)      Additional Documents.  On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes and the Guarantees as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company or the Guarantor at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

Section 6.  Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Underwriters pursuant to Section 5 or 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or to comply with any provision hereof, each of the Company and the Guarantor agrees to reimburse the Underwriters and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes and the Guarantees, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.  Effectiveness of this Agreement.  This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 8.  Indemnification.

(a)  Indemnification of the Underwriters.  Each of the Company and the Guarantor agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or the Guarantor), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter expressly for use in the Registration Statement, any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or the Guarantor may otherwise have.

(b)  Indemnification of the Company and the Guarantor.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter expressly for use therein; and to reimburse the Company, the Guarantor, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Guarantor, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Guarantor hereby acknowledges that the only information furnished to the Company or the Guarantor by any Underwriter expressly for use in the Registration Statement, any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in: (i) the first sentence of the first paragraph under the caption “Underwriting” in the Prospectus, (ii)  the information in the fifth paragraph under the caption “Underwriting” in the Prospectus, (iii) the information in the seventh paragraph under the caption “Underwriting” in the Prospectus concerning the Underwriters’ intention to make a market in the Notes and the possible discontinuation of their market-making activities and (iv) the information in the tenth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

 (c)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Underwriters and that all such reasonable fees and expenses shall be reimbursed as they are incurred).  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

 (d)  Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 9.  Contribution.  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes and the Guarantees pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes or the Guarantees pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes or the Guarantees pursuant to this Agreement (before deducting expenses) received by the Company or the Guarantor, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover.  The relative fault of the Company or the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantor.

Section 10.  Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.  In any such case, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11.  Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company or the Guarantor if at any time (i) trading or quotation in any of the Company’s or the Guarantor’s securities shall have been suspended or limited by the Commission, the SIX Swiss Exchange or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market, the New York Stock Exchange or the SIX Swiss Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any Swiss, United States federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving Switzerland, the United States, or any change in the United States, Swiss or international financial markets, or any substantial change or development involving a prospective substantial change in Swiss, United States or international political, financial or economic conditions, as in the reasonable judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Underwriters there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the jurisdictions where the Notes are offered. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.

Section 12.  No Fiduciary Duty.  Each of the Company and the Guarantor acknowledges and agrees that:  (i) the purchase and sale of the Notes and the Guarantees pursuant to this Agreement, including the determination of the public offering price of the Notes and the Guarantees and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or the Guarantor or their affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) and no Underwriter has any obligation to the Company or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Guarantor and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, with respect to the subject matter hereof.  Each of the Company and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that each of the Company and the Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of each of the Company and the Guarantor, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company or the Guarantor, the officers or employees of the Company or the Guarantor, or any person controlling the Company or the Guarantor, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 14.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013 United States of America
Facsimile:  +1-212-816-7912
Attention:  General Counsel

and

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
50 Rockefeller Plaza
NY +1-050-12-02
New York,  NY  10020 United States of America
Facsimile:  +1-646-855-5958
Attention:  High Grade Transaction Management/Legal

with a copy to:

Sidley Austin LLP
Woolgate Exchange
25 Basinghall Street
London EC2V 5HA
United Kingdom
Facsimile:  +44 (0)20 7626 7937
Attention:  Dorothee Fischer-Appelt

If to the Company or the Guarantor:
Syngenta Finance N.V.
Westeinde 62
1601 BK Enkhuizen
The Netherlands
Facsimile:  +31 228 366 160
Attention:  Board Secretary

Syngenta AG
Schwarzwaldallee 215
4058 Basel
Switzerland
Facsimile:  +41 61 323 7571
Attention:  Group General Counsel

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
United States of America
Facsimile:  +1-212-701-5077
Attention:  John B. Meade

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, affiliates, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

Section 16.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

(a)  Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan  (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Each of the Company and the Guarantor appoints CT Corporation System, acting through its office at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

 (b)  Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18.  Other Relationships, Research Analyst Independence.  Each of the Company and the Guarantor acknowledges that each of the Underwriters is a full service securities firm and as such, in the ordinary course of their business activities, each of the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of the Company or the Guarantor or their affiliates. Certain of the Underwriters or their affiliates that have a lending relationship with the Company or the Guarantor routinely hedge their credit exposure to the Company or the Guarantor, consistent with their customary risk management policies.  Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the notes. Any such short positions could adversely affect future trading prices of the Notes and the related Guarantee.  Each of the Company and the Guarantor acknowledges that the Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Section 19.  General Provisions.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate each of the Company and the Guarantor, its affairs and its business in order to assure that adequate disclosure has been made in the

Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantor the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, SYNGENTA FINANCE N.V.

By:	/s/ Enrico Perrotta
	Name:	Enrico Perrotta
	Title:	Managing Director

By:	/s/ Daniel Michaelis
	Name:	Daniel Michaelis
	Title:	Managing Director

SYNGENTA AG

By:	/s/ John Ramsay
	Name:	John Ramsay
	Title:	Chief Financial Officer

By:	/s/ Nicolas Zuercher
	Name:	Nicolas Zuercher
	Title:	Group Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CITIGROUP GLOBAL MARKETS INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:		Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden Jr.
	Name:	Jack D. McSpadden Jr.
	Title:	Managing Director

By:		Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Joseph A. Crowley
	Name:	Joseph A. Crowley
	Title:	Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2022 Notes to be Purchased
Citigroup Global Markets Inc.	$250,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$250,000,000

Total	$500,000,000

Underwriters	Aggregate Principal Amount of 2042 Notes to be Purchased

Citigroup Global Markets Inc.	$125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$125,000,000

Total	$250,000,000

Sch-1

SCHEDULE B

List of Significant Subsidiaries

Syngenta Participations AG

Syngenta Crop Protection AG

Syngenta Crop Protection, LLC

Syngenta Corporation

Syngenta Ltd

Syngenta Seeds, Inc.

Syngenta Treasury N.V.

Sch-2

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet for 3.125% Notes due March 28, 2022 dated March 21, 2012

Final Term Sheet for 4.375% Notes due March 28, 2042 dated March 21, 2012

Annex-1

ANNEX II

Additional Written Communication

Electronic (Netroadshow) road show of the Company and the Guarantor relating to the offering of the Notes and the Guarantees dated March 21, 2012.

Annex-2

Syngenta Finance N.V.

3.125% Notes due March 28, 2022

Form of Final Term Sheet

March 21, 2012

Issuer:	Syngenta Finance N.V.

Guarantor:	Syngenta AG

Size:	$500,000,000

Maturity:	March 28, 2022

Coupon (Interest Rate):	3.125% per annum

Yield to Maturity:	3.144%

Spread to Benchmark Treasury:	85bps

Benchmark Treasury:	2.000% February 2022

Benchmark Treasury Price and Yield:	97-13 / 2.294%

Interest Payment Dates:	The Notes will accrue interest from their date of issuance and will be payable semi-annually in arrears on March 28 and September 28 of each year, commencing on September 28, 2012.

Optional Redemption Provision:	The greater of 100% of principal amount or present value at a discount rate of treasury plus 15 basis points

Price to Public:	99.838%

Settlement Date:	March 28, 2012

Ratings:	A2 / A Both Stable (Moody’s / S&P)

CUSIP/ISIN:	87164K AA2 / US87164KAA25

Clearing and Settlement:	DTC and Euroclear/Clearstream

Listing:	None

Joint Bookrunners:	Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free Citigroup Global Markets Inc. at 1-877-858-5407 or by calling or e-mailing Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or dg.prospectus_requests@baml.com.

Syngenta Finance N.V.

4.375% Notes due March 28, 2042

Form of Final Term Sheet

March 21, 2012

Issuer:	Syngenta Finance N.V.

Guarantor:	Syngenta AG

Size:	$250,000,000

Maturity:	March 28, 2042

Coupon (Interest Rate):	4.375% per annum

Yield to Maturity:	4.385%

Spread to Benchmark Treasury:	100bps

Benchmark Treasury:	3.125% November 2041

Benchmark Treasury Price and Yield:	95-5 / 3.385%

Interest Payment Dates:	The Notes will accrue interest from their date of issuance and will be payable semi-annually in arrears on March 28 and September 28 of each year, commencing on September 28, 2012.

Optional Redemption Provision:	The greater of 100% of principal amount or present value at a discount rate of treasury plus 15 basis points

Price to Public:	99.834%

Settlement Date:	March 28, 2012

Ratings:	A2 / A Both Stable (Moody’s / S&P)

CUSIP/ISIN:	87164K AB0 / US87164KAB08

Clearing and Settlement:	DTC and Euroclear/Clearstream

Listing:	None

Joint Bookrunners:	Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free Citigroup Global Markets Inc. at 1-877-858-5407 or by calling or e-mailing Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or dg.prospectus_requests@baml.com.